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                                                                    EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------



The Board of Directors
Pillowtex Corporation:


We consent to the inclusion and incorporation by reference in the registration statement Nos. 33-65408, 33-84624, 33-81478 and 333-39191 on
Form S-8 of Pillowtex Corporation and subsidiaries of our report dated February 5, 1998, relating to the consolidated balance sheets of Pillowtex Corporation and subsidiaries as of December 28, 1996 and January 3, 1998, and the related consolidated statements of earnings, shareholders' equity, and cash flows and related schedule for each of the years in the three-year period ended January 3, 1998, which reports are included and incorporated by reference in the January 3, 1998 annual report on Form 10-K of Pillowtex Corporation and subsidiaries.

                                       /s/ KPMG PEAT MARWICK LLP

                                       KPMG Peat Marwick LLP


Dallas, Texas
April 3, 1998